FOR:   RELM Wireless Corp.

                                    APPROVED BY:   William P. Kelly
                                                   EVP & Chief Financial Officer
                                                   321-984-1414
FOR IMMEDIATE RELEASE
---------------------


                                 RELM ANNOUNCES
                      NOBLE INTERNATIONAL INVESTMENTS, INC.
                          HAS DECLARED UNITS SEPARATED

WEST MELBOURNE, FL, March 11, 2002 - RELM Wireless Corporation (NASDAQ: RELM) today announced that its standby underwriter, Noble International Investments, Inc., has declared that the units to be offered pursuant to the prospectus dated February 11, 2002, will be separated immediately upon their issuance, which is expected to occur on March 21, 2002. Units are comprised of one share of RELM common stock and one warrant to purchase one share of RELM common stock.

As a result of the separation, on the issuance date, purchasers of RELM's units will receive one share of common stock and one common stock purchase warrant. Immediately upon separation, RELM's units will expire. Shares of RELM common stock, will continue to be traded on the NASDAQ Small-Cap Market, while the warrants are expected to be traded on the National Association of Securities Dealers Over-The-Counter Bulletin Board.

For over 55 years, RELM has manufactured and marketed two-way FM business-band radios as well as high-specification public safety mobile and portable radios, repeaters and accessories, base station components and subsystems. Products are manufactured and distributed worldwide under RELM Communications, Uniden PRC and BK Radio brand names. Relm maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-648-0947.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties. Relm stockholders are subject to the risks and uncertainties described in Relm's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

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